Exhibit 99.1

NEWS RELEASE

For Immediate Release
date: Nov. 23, 2005

contact:

Media
Martha Monfried
Director - Public Affairs
908 289 5000 x 5521 (office)
973 885 7508 (cellular)
mmonfrie@aglresources.com

Financial
Brian Little
Director - Investor Relations
404 584 4414 (office)
404 227 5648 (cellular)
blittle@aglresources.com

AGL RESOURCES NAMES
EXECUTIVE VICE PRESIDENT OF UTILITY OPERATIONS,
EXECUTIVE VICE PRESIDENT OF EXTERNAL AFFAIRS,
VICE PRESIDENT OF CORPORATE DEVELOPMENT, AND
PRESIDENT OF PIVOTAL ENERGY DEVELOPMENT

ATLANTA - (Business Wire) - Nov. 23, 2005 - AGL Resources (NYSE: ATG) today promoted R. Eric Martinez, Jr. to executive vice president of Utility Operations, Kevin Madden to executive vice president of External Affairs, Peter Tumminello to vice president of Corporate Business Development, and Dana A. Grams to president of Pivotal Energy Development (Pivotal), the company’s business unit responsible for identifying and developing strategic growth assets.

“Opportunity favors the well prepared,” said Paula Rosput Reynolds, chairman, president and chief executive officer of AGL Resources. “These four individuals are well-prepared to create and develop opportunities that will provide sustained development for the future of AGL Resources. All four are proven leaders with a sharp focus on leveraging the company’s core natural gas business through technological efficiencies, regulatory and legislative public policy initiatives, acquisitions, structured transactions, and asset development activities.”

As executive vice president of Utility Operations, Martinez will be responsible for strategic policy and management oversight of the company’s regulated gas distribution operations, which include six utility subsidiaries that extend from New Jersey to Florida. He is also charged with overseeing the Engineering and Construction as well as Information Technology functions of the company.

During the past three months, Martinez has led the AGL Resources business process initiative to integrate the company’s distribution technology environment (building off of the company’s work management, automated dispatch, and customer management system backbone to integrate the full complement of more than 40 related systems into one automated whole). Martinez has driven the technology decisions that will allow AGL Resources to realize the company’s vision of the virtual distributed workforce. Previously, Martinez was vice president and general manager of Elizabethtown Gas, which was acquired by AGL Resources from NUI in 2004.

"Eric’s accomplishments in driving utility business processes and in integrating New Jersey operations this past year have been remarkable and reflect on his strengths as a leader,” said Reynolds. “As executive vice president, Eric will serve on the Policy Committee in addition to being responsible for all utility operations, including engineering and construction and information technology going forward. This will undoubtedly ensure delivery on our key technology process integration decisions and ultimately help AGL Resources reach our goal to be the nation's most advanced gas logistics and distribution companies."

Having joined AGL Resources in 1990, Martinez served in 2003 as senior vice president of Engineering and Construction at Pivotal and in 2002 as the chief operating officer of AGL Networks.

As executive vice president of External Affairs, Madden’s responsibilities will include Regulatory, Governmental Relations and External Affairs functions, including Corporate Communications and Public Affairs.

“Throughout his career at AGL Resources, especially during the last six months, Kevin has strengthened the company’s reputation as a national leader in the energy business,” said Reynolds. “Having him focus on initiatives in the regulatory, legislative and public policy framework in which we operate will increase our ability to achieve the growth we seek through utility operations, asset development and acquisitions.”

Since July 2005, Madden has served as executive vice president of Distribution Operations and External Affairs where his responsibilities included strategic policy and management oversight of AGL Resources’ regulated gas distribution operations, as well as its Regulatory, Governmental Relations and External Affairs functions.

Before joining AGL Resources in September 2001, Madden served as general counsel and chief legal advisor with the Federal Energy Regulatory Commission (FERC), where he oversaw the development and implementation of all legal and regulatory policies before the commission. Prior to that role, Madden served in a number of key, senior positions, including director, Office of Pipeline Regulation; director, Office of Hydropower Licensing; and deputy director, Office of Markets, Tariffs and Rates.

Madden served as one of the key architects, crafting and implementing landmark FERC decisions such as Order Nos. 636, 637, 888 and 2000. These orders resulted in the restructuring of the natural gas and electric utility industries. He was one of the prime movers behind FERC's pro-competitive policies for the industries. He also served in a number of legal, policy, and management positions at the commission, including chief of staff.

As vice president of Corporate Development, Tumminello will be in charge of managing AGL Resources’ corporate investment, acquisition and structured transaction functions as well as managing the company’s investment in SouthStar Energy Services, a Georgia-based joint venture between AGL Resources and Piedmont Natural Gas.

With more than 20 years in the energy business, Tumminello most recently was senior vice president of Sequent Energy Management, the Houston-based AGL Resources subsidiary focused on fuel supply, asset management and optimization, producer services, wholesale marketing and risk management. Previously, Tumminello was vice president of Energy Supply for Green Mountain Energy Company. Tumminello also worked for TPC Corp. in various natural gas marketing and asset management capacities.

“Pete has been an integral part of a strong Sequent management team that has profitably grown the wholesale services business,” said Reynolds. “This includes growing the company’s geographic reach and product offerings as well as successfully extending for another three years the asset management agreement between Sequent and Virginia Natural Gas. Pete’s vision and execution at Sequent clearly demonstrate his ability to foster strategic growth initiatives throughout AGL Resources.”

At Sequent since 2003, Tumminello managed the asset management agreements of AGL Resources’ utilities and was in charge of Sequent’s asset management and origination services for other local distribution companies, municipal utilities, power generators, industrial customers and retail marketers in the eastern United States.

Promoted from senior vice president to president of Pivotal, Grams will continue to head up the AGL Resources business development team responsible for identifying and developing assets that extend AGL Resources' current natural gas business, providing the company with a sharper focus on project development activities promoting future company growth.

“Dana can be credited as one of the founders of Sequent in 2001,” said Reynolds. “He grew the business at Sequent and is now on the hunt for new opportunities at Pivotal. In 2005, Dana delivered two key strategic assets -- Jefferson Island Storage and Hub in Louisiana and Pivotal Propane in Virginia - that demonstrate the synergies and growth that can be achieved between our non-utility and utility operations.”

Before helping to launch Pivotal in 2003, Grams served as Sequent’s vice president of asset management, responsible for Sequent’s activities to obtain better utilization of contracted pipeline and storage facilities. Grams has also worked for Coral, a unit of Shell Oil Company, and earlier for Phibro Energy USA where he was manager of natural gas trading.

About AGL Resources
AGL Resources (NYSE: ATG), an Atlanta-based energy services holding company, serves 2.3 million customers in six states through its utility subsidiaries - Atlanta Gas Light, Elizabethtown Gas in New Jersey, Virginia Natural Gas, Florida City Gas, Chattanooga Gas, and Elkton Gas in Maryland. A Fortune 1000 company that ranks number 46 in the Fortune gas and electric utilities sector, AGL Resources reported 2004 revenue of $1.8 billion and net income of $153 million. The company also owns Houston-based Sequent Energy Management, an asset manager serving natural gas wholesale customers throughout the East and Midwest. As a 70 percent owner in the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand. AGL Networks, the company's telecommunications subsidiary, owns and operates fiber optic networks in Atlanta and Phoenix. The company also owns and operates Jefferson Island Storage & Hub, a high-deliverability natural gas storage facility near the Henry Hub in Louisiana. For more information, visit www.aglresources.com.

About Sequent Energy Management
Sequent Energy Management, a wholly owned subsidiary of AGL Resources Inc. (NYSE: ATG), is a Houston-based entity focusing on asset management and optimization, producer services, wholesale marketing and risk management. For more information, visit www.sequentenergy.com.

About SouthStar Energy Services
SouthStar Energy Services is owned by AGL Resources and Piedmont Natural Gas Company - the two largest gas companies in the Southeast. Headquartered in Atlanta, SouthStar does business in Georgia as Georgia Natural Gas and in the Carolinas and Piedmont Energy Company. For more information, visit www.southstarenergy.com

Forward-Looking Statements
Certain expectations and projections regarding our future performance referenced in this press release are forward-looking statements. Forward-looking statements involve matters that are not historical facts and because these statements involve anticipated events or conditions, forward-looking statements often include words such as "anticipate," "assume," "can," "could," "estimate," "expect," "forecast," "future," "indicate," "intend," "may," "plan," "predict," "project," "seek," "should," "target," "will," "would," or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. While we believe our expectations are reasonable in view of the currently available information, our expectations are subject to future events, risks and uncertainties, and there are several factors - many beyond our control - that could cause results to differ significantly from our expectations. Such events, risks and uncertainties include, but are not limited to, changes in price, supply and demand for natural gas and related products, impact of changes in state and federal legislation and regulation, actions taken by government agencies on rates and other matters, financial market conditions and general economic conditions, impacts of changes in weather upon the temperature-sensitive portions of the business, and other factors which are listed in greater detail in our filings with the Securities and Exchange Commission, which we incorporate by reference in this press release. Forward-looking statements are only as of the date they are made, and we do not undertake any obligation to update these statements to reflect subsequent changes.